SIGNAL GENETICS LLC
667 MADISON AVENUE
14TH FLOOR
NEW YORK, NY 10065

October 9, 2013

Mr. Samuel D. Riccitelli

Re:	Amendment to (1) Employment Agreement Between Signal Genetics, LLC and Samuel D. Riccitelli, dated as of October 31, 2012 (the “Employment Agreement”) and (2) Incentive Units Agreement Between Signal Genetics, LLC and Samuel D. Riccitelli, dated as of October 31, 2012 (the “Incentive Units Agreement”)

Dear Sam:

The purpose of this letter is to confirm our agreement to amend the Employment Agreement and Incentive Units Agreement as follows:

1.          Employment Agreement

Recital A of the Employment Agreement is amended by deleting the second sentence of said Recital and replacing in its entirety with the following:

“SG also is in the midst of raising money and obtaining funding for the operations of its business and facilities, including an intended initial capital raise of fifteen million dollars ($15,000,000) (hereinafter referenced as the “Initial Capital Raise”). ”

2.          Incentive Units Agreement

Paragraph 2 of the Incentive Units Agreement is amended by deleting the introductory sentence of said paragraph and replacing it with the following:

“Vesting. Subject to Section 3 of this Agreement and the Company closing on funding of at least $15,000,000 (the “Initial Capital Raise”), the Executive’s Incentive Units shall become vested for the purposes hereof and the LLC Agreement in accordance with the following schedule; provided that upon each such date or event, except as expressly provided herein, the Executive is then employed by the Company and has not received a notice of termination from the Company:”

Except as set forth herein, the Employment Agreement and Incentive Units Agreement shall remain in full force and effect.

Please confirm your agreement to the foregoing by executing this letter where indicated below.

Very truly yours,

SIGNAL GENETICS, LLC
By: Board of Managers

	By:	/s/ Bennett S. LeBow
Bennett S. LeBow

Agreed:

/s/ Samuel D. Riccitelli	10/9/2013
Samuel D. Riccitelli	Date

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